Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wayfair Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-4791999
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4 Copley Place
Boston, MA 02116
(Address, including zip code, of registrant’s principal executive offices)

2014 Incentive Award Plan
(Full Title of the Plan)

Niraj Shah
Chief Executive Officer
Wayfair Inc.
4 Copley Place
Boston, MA 02116
(617) 532-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed to register an additional 2,171,905 shares of Class A common stock, $0.001 par value per share, of Wayfair Inc. (the "Registrant"), to be issued under the Registrant’s 2014 Incentive Award Plan, as amended (the "2014 Plan"). The additional shares described above are of the same class as other securities relating to the 2014 Plan for which the Registrant's registration statement filed on Form S-8, File No. 333-199236 (filed with the Securities and Exchange Commission (the "SEC") on October 9, 2014) (the "Prior Registration Statement") is effective. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement relating to the 2014 Plan are incorporated herein by reference, except to the extent supplemented or amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.         Exhibits.

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-36666) filed on October 8, 2014)
4.2	Amended and Restated Bylaws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K (File No. 001-36666) filed on October 8, 2014)
4.3
Specimen stock certificate evidencing the shares of Class A common stock of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198171) filed on September 19, 2014)

5.1+	Opinion of Goodwin Procter LLP
23.1+	Consent of Ernst & Young LLP
23.2+	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1+	Power of Attorney (included on signature page hereto)
99.1	2014 Incentive Award Plan (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198171) filed on September 19, 2014)
99.2
2014 Incentive Award Plan, form of option agreement (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198171) filed on September 19, 2014)

99.3
2014 Incentive Award Plan, form of restricted stock unit agreement (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198171) filed on September 19, 2014)

99.4
2014 Incentive Award Plan, form of restricted stock agreement (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198171) filed on September 19, 2014)

99.5
2014 Incentive Award Plan, form of restricted stock unit agreement (adopted fiscal 2018) (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 10-K (File No. 001-36666) filed on February 25, 2019)

99.6
Amendment No. 1 to 2014 Incentive Award Plan (incorporated by reference to Annex B to the Registrant's Definitive Proxy Statement and Notice of Special Meeting of Stockholders filed on August 29, 2022)

107+	Filing Fee Table

+            Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 23rd day of February, 2023.

WAYFAIR INC.

By:	/s/ Niraj Shah
Niraj Shah
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of the Registrant do hereby constitute and appoint Niraj Shah, Kate Gulliver and Enrique Colbert, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign, date and file any and all amendments (including post-effective amendments) to this Registration Statement, and to date and file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, and generally to do all such things on their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Niraj Shah	Chief Executive Officer and President, Co-Founder and Director	February 23, 2023
Niraj Shah	(Principal Executive Officer)

/s/ Kate Gulliver	Chief Financial Officer and Chief	February 23, 2023
Kate Gulliver	Administrative Officer (Principal Financial and Accounting Officer)

/s/ Steven Conine	Co-Founder and Director	February 23, 2023
Steven Conine

/s/ Michael Choe	Director	February 23, 2023
Michael Choe

/s/ Andrea Jung	Director	February 23, 2023
Andrea Jung

/s/ Jeremy King	Director	February 23, 2023
Jeremy King

/s/ Michael Kumin	Director	February 23, 2023
Michael Kumin

/s/ Jeffrey Naylor	Director	February 23, 2023
Jeffrey Naylor

/s/ Anke Schäferkordt	Director	February 23, 2023
Anke Schäferkordt

/s/ Michael E. Sneed	Director	February 23, 2023
Michael E. Sneed